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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the reference to our firm under the caption "Experts" and to the use of our report on Workscape, Inc. dated February 18, 2000, except for Note 15, as to which the date is March 20, 2000, in the Registration Statement (Form S-1) and related Prospectus of Workscape, Inc. for the registration of shares of its common stock to be filed on or about March 21, 2000.


                                                           /s/ Ernst & Young LLP



McLean, Virginia
March 20, 2000